AGREEMENT OF SALE


                  AGREEMENT OF SALE, dated as of April 22, 1996 (hereinafter, the "Agreement"), by and among BUSINESS HEALTHCARE, a professional corporation formed pursuant to the laws of the State of Connecticut, having an address at 83 Wooster Heights Road, Danbury, Connecticut 06810 (hereinafter referred to as the "Seller"), NATHANIEL SELLECK, M.D., (the sole shareholder of Seller and hereinafter referred to as the "Shareholder") and PROFESSIONAL WORK CARE, L.L.C. a New York limited liability company, having an address at 550 Mamaroneck Avenue, Harrison, New York 10528 ("Purchaser").

                                   WITNESSETH:

                  WHEREAS, Purchaser desires to acquire, and Seller desires to sell, all of the assets hereinafter specified of Seller upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                  1. Agreement to Sell. Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, all of the assets (other than cash, securities, cash equivalents and the medical records and patient lists of the occupational medical business, which medical records and patient lists shall be placed in the custody of a licensed physician of Purchaser's choosing) of the occupational medical practice operated by Seller (the "Assets"), including without limitation the following:

                         a. the Seller's occupational medical business (the "Business");

                         b. the inventory of merchandise, parts and supplies of the Business and all similar items acquired or owned by the business on or before the closing date (as defined below); and the equipment and furniture described in Exhibit A hereto and all similar equipment and/or furniture acquired or owned by the business on or before the closing date (the "Equipment and Furniture"). All of the Equipment and Furniture shall be in its "as is" condition as of the date of this Agreement;

                         c.   all accounts receivable of the Business;

                         d. Seller's rights under the lease described in Exhibit B hereto (the "Lease"); and

                         e. the goodwill of the Business, which shall be placed in the custodianship of a licensed physician of Purchaser's choosing (the "Goodwill").

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                    2. Purchase Price. A. The purchase price to be paid by
Purchaser for the Assets is Four Hundred Forty Five Thousand and 00/100 Dollars ($445,000.00), payable as follows:

                         a    Two Hundred Thousand and 00/100 Dollars
                              ($200,000.00) at the Closing by wire transfer of immediately available federal funds; and

                         b. Two Hundred Forty Five Thousand and 00/100 Dollars ($245,000.00) by the execution and delivery at the Closing of a Promissory Note by Purchaser to Seller in said amount, substantially in the form of Exhibit C hereto.

                    B. The purchase price is comprised of the following components:

        Accounts Receivable:                              $ 45,000.00
        Equipment and Furniture:                          $ 60,000.00
        Business and Goodwill:                            $310,000.00
        Non-Compete Covenant of Seller:                   $ 30,000.00

                  The parties agree to use the foregoing allocation, which was the result of arm's length negotiations, for accounting, tax and financial purposes.

                  3. Lease. Seller shall arrange for the assignment to Purchaser of its interest in the lease, described in Exhibit B, for premises in the building located at 83 Wooster Heights Road, Danbury, Connecticut and obtain the necessary consent from lessor to such assignment, pursuant to the terms and substantially in the form of the Assignment and Assumption Agreement attached hereto as Exhibit D.

                  4. The Closing. The "Closing" means the settlement of the obligations of Seller and Purchaser to each other under this Agreement, including the payment of the purchase price to Seller as provided in Article 2 hereof and the delivery of the closing documents provided for in Article 5 hereof. The closing shall be accomplished by an escrow arrangement on a mutually convenient date which is no later than April 22, 1996 (the "Closing Date").

               5. Closing Documents. At the closing, Seller shall execute and deliver or cause to be executed and delivered to Purchaser:

                         a. an assignment of the rights of Seller under the Lease and the lessor's consent to such assignment, substantially in the form of the Assignment and Assumption Agreement set forth as Exhibit D hereto;

                         b. a Bill of Sale substantially in the form of Exhibit E hereto;

                         c. an Employment Agreement between Shareholder and Professional Work Care Danbury, P.C., substantially in the form of Exhibit F hereto;



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                         d.   an Employment Agreement between Emily Selleck and
                              Professional Work Care Danbury, P.C.,
                              substantially in the form of Exhibit G hereto;

                         e. certified copies of resolutions duly adopted by the Board of Directors and Shareholder of Seller authorizing the sale of the Assets, the execution of the Covenant Not To Compete and the performance by Seller of its obligations hereunder;

                         f. an opinion of Seller's counsel, Chipman, Mazzucco, Land & Pennarola, LLC dated as of the Closing Date, in form and substance satisfactory to Purchaser's counsel, stating in the opinion of Seller's counsel that: (i) Seller has full power and authority to enter into this Agreement and the Covenant Not To Compete and to perform its obligations hereunder; (ii) the execution and delivery of this Agreement and the Covenant Not To Compete and the performance by Seller of its obligations hereunder have been duly authorized and no further action or approval is required in order to constitute this Agreement as the valid and binding obligations of Seller, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, moratorium, insolvency or other laws affecting creditor's rights generally; (iii) the execution and delivery of this Agreement and the Covenant Not To Compete and the performance by Seller of its obligations hereunder do not and will not violate any applicable existing laws, rules or regulations of the State of Connecticut; and (iv) except as may be set forth in this Agreement, such counsel is not representing Seller in nor has knowledge of any suit, action or proceeding against Seller which, if adversely determined, would prohibit the consummation of the transactions contemplated by this Agreement;

                         g.   Certificate of Incumbency for Seller;

                         h.   Certificate of Good Standing for Seller;

                         i. Covenant Not To Compete executed by the Seller and the Shareholder, in the form attached hereto as Exhibit H;



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                         j.   such other instruments in form and substance
                              reasonably satisfactory to Purchaser's attorneys as may be necessary or proper to transfer to Purchaser good and marketable title to the Assets to be transferred under this Agreement and to otherwise carry out the intentions of the parties to this Agreement;

                         k. Seller shall do all further acts and things as may be necessary, or reasonably requested by Purchaser, to consummate the transactions contemplated by this Agreement, including the transfer to Purchaser of the Assets. Seller shall advise Purchaser of, and cause to be delivered to Purchaser, all trade secrets and proprietary information pertaining to the Business.

                  At the closing, Purchaser shall execute and/or deliver to
Seller:

                         a.   the Promissory Note;

                         b.   Certificate of Incumbency of Purchaser;

                         c.   Certificate of Good Standing of Purchaser;

                         d. Purchaser shall assume Seller's obligations under the Lease, in accordance with Exhibit D hereto;

                         e. an opinion of Purchaser's counsel, Gould & Wilkie, dated as of the Closing Date in the form of
                              Exhibit I hereto;

                         f. evidence that Professional Work Care Danbury, P.C. has obtained claims based insurance to cover Shareholder against any and all exposure for all claims made subsequent to the Closing based upon alleged acts of negligence, such coverage shall be comparable to Shareholder's existing coverage;

                         g. certified copy of resolutions duly adopted by the managers of Purchaser authorizing the purchase of the Assets, the execution of the Promissory Note, and the performance by Purchaser of its obligations hereunder;

                         h. evidence that Purchaser has qualified to do business in Connecticut; and


                         i. reimbursement of the security deposit under the Lease.

                  6. Fees and Expenses. Except as expressly provided herein, Purchaser shall not be obligated to pay or perform any obligations or liabilities of Seller including without limitation obligations or liabilities with respect to products sold by Seller, obligations or liabilities of Seller to its creditors or any legal, accounting, brokerage or finder's fees or any taxes or other expenses in connection with this Agreement or the consummation of the transactions contemplated hereby.



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                  7.   Representations And Warranties of Seller. Seller
represents and warrants to Purchaser as follows:

                         a. Seller has full power and authority to own its properties and to conduct its business as now carried on and to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Seller of this Agreement and all corollary documents mentioned and incorporated herein, and the consummation of the transactions contemplated herein, do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets by reason of the provisions of any contract, lien, lease, agreement, instrument or judgment to which Seller is a party, or which is or purports to be binding upon Seller or which affects or purports to affect any of the Assets. No further action or approval is required in order to constitute this Agreement the valid, binding and enforceable obligation of Seller;

                         b. No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any landlord, mortgagee, governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Seller to constitute this Agreement the valid, binding and enforceable obligation of Seller or to consummate the transactions contemplated hereby, except as may be set forth herein (including, but not limited to the consent of the lessor under the Lease);

                         c. Seller is the owner of and has good and marketable title to the Assets, free of all liens, claims and encumbrances, except as may be set forth herein;

                         d. To the best of Seller's knowledge, there are no violations of any law or governmental rule or regulation pending or threatened against Seller or the Assets, and Seller has complied with all laws and governmental rules and regulations applicable to the Business and the Assets;

                         e. There are no judgments, liens, suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened against Seller or the Assets, except as set forth on Exhibit J attached hereto. Neither Seller nor the Assets are a party to, subject to or bound by any agreement or any judgment or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance of this Agreement, or which could prevent the carrying out of the transactions provided for in this


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                                    Agreement, or which could prevent the use by
                                    Purchaser of the Assets or adversely affect the conduct of the business by Purchaser;

                         f. Except as may be set forth herein, Seller has not entered into, and the Assets are not subject to, any: (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business, except as set forth in Exhibit K attached hereto; or (iv) similar contract or agreement affecting or relating to the business or the Assets;

                         g. The Equipment and Furniture are in working order and in compliance with all applicable laws, rules and regulations, and no notice to creditors is required pursuant to the Uniform Commercial Code in connection with the sale of the Assets;

                         h. With respect to the Assets, Seller has filed each tax return, including without limitation all income, excise, property, gain, sales, and license tax returns, required to be filed by Seller prior to the date hereof. Each such return is true, complete and correct in all material respects, and Seller has paid all taxes, assessments and charges of any governmental authority required to be paid by it and has created reserves or made provision for all taxes accrued, but not yet payable. No government is now asserting, or to Seller's knowledge threatening to assert, any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to Seller;

                         i. No other person or entity has any right, title or interest in or to the Assets.

                         j. Attached hereto as Exhibit L are balance sheets for the Business as of December 31 in each of the years 1993, 1994 and 1995 and the related statements of income for the 12 months, respectively, then ended. The balance sheet of the Business as of December 31, 1995 is hereinafter referred to as the Balance Sheet. Such balance sheets fairly present the financial condition of the Business at the respective dates thereof and reflect all material claims against and all debts and liabilities of the Business and such income statements fairly reflect the results of operations of the Business for the periods indicated. Since December 31, 1995 (the "Balance Sheet Date"), there has been no material adverse change in the assets of the Business or liabilities or condition of the Business;


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                         k.   The Seller in the conduct of the Business
                              maintains insurance policies covering the assets of the Business and the various occurrences which may arise in connection with the operation of the Business (including malpractice insurance if applicable). Such policies are in full force and effect and all premiums due thereon prior to or on the date of the Closing have been paid. The Seller has complied in all respects with the provisions of such policies. Such insurance is of comparable amounts and coverage as that which companies engaging in similar businesses maintain in accordance with good business practice;

                         l. The books and records of the Business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the Business set forth in the financial statements. All of such books and records, including true and complete copies of all written contracts, have been made available for inspection by the Purchaser and its representatives;

                         m. As a material inducement to Purchaser's entering into this Agreement, Seller represents and warrants to Purchaser that the Business has pre-tax normalized consolidated net income of at least $30,000.00 for the fiscal year ending 1995;

                         n. Seller has managed care contracts currently in effect with the companies listed in Exhibit M; and

                         o. The Shareholder is the only holder of all issued and outstanding stock of Seller.

                    8. Employees of Seller and the Business. Shareholder and Professional Work Care Danbury, P.C. and Emily Selleck and Professional Work Care Danbury, P.C. shall execute and deliver at Closing the Employment Agreements attached hereto as Exhibit F and G, respectively. Under no circumstance shall either Employment Agreement be modified, amended or terminated without the prior written consent of Purchaser.

                  As to all other employees of Seller, Purchaser agrees to employ each of Seller's employees listed in Exhibit N hereto for thirty (30) days after the Closing Date at the same salary that Seller has been paying such employees. Purchaser shall have no obligation to pay any bonuses or additional compensation to such employees nor shall Purchaser have any obligations or liability with respect to the pension or profit sharing plan described in Exhibit K hereto. Notwithstanding the foregoing or anything to the contrary contained herein, Purchaser shall have the right at anytime, including within said thirty (30) day period, to immediately terminate any employee listed in Exhibit N for cause.

                  Commencing with the Closing Date, all employees listed in Exhibit N shall be entitled to the standard number of vacation and sick days and to the medical benefits as are described in Purchaser's employment manual, a copy of which has been delivered to Seller. In determining the number of vacation and sick days to be allotted for the period from the Closing Date through the day preceding the first anniversary of the Closing Date, such employee's employment with Purchaser shall be deemed to have commenced upon the date such employee first commenced his or her employment with Seller. In no event shall Purchaser be liable for any accrued or unpaid vacation and/or sick days due such employees

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for any periods prior to the Closing Date. In no way shall the foregoing be deemed to create any obligation on the part of Purchaser to retain any employee listed in Exhibit N beyond the thirty (30) day period described above.

                    9. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

                         a. Purchaser is a New York limited liability company authorized to transact business in Connecticut. Purchaser is managed by two (2) managers, Hunter Giroux and Patrick J. Wack, Jr. The sole members of Purchaser are Hunter Giroux and Professional Sports Care Management, Inc. Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery of this Agreement and all corollary documents executed by Purchaser, mentioned or incorporated herein, and the performance by Purchaser of its obligations hereunder have been duly authorized and no further action or approval is required in order to constitute this Agreement as the binding and enforceable obligation of the Purchaser. The execution and delivery by Purchaser of this Agreement, and all corollary documents executed by Purchaser mentioned or incorporated herein, and the consummation of the transactions contemplated herein, have been duly authorized by all proper or requisite proceedings and will not conflict with or breach any provision of the operating agreement of Purchaser; and

                         b. No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Purchaser to constitute this Agreement the binding and enforceable obligation of Purchaser or to consummate the transactions contemplated hereby; and

                         c. To the best of Purchaser's knowledge, the Purchaser's consummation of the transactions contemplated herein does not and will not violate any existing local, state or federal law or regulation, and there are no violations of any existing law or governmental rule or regulation pending or threatened against Purchaser, which would materially impair Purchaser's ability to perform its obligations under this Agreement.

            10.      Conduct of the Business.  Seller, until the Closing, shall:

                         a. Conduct the Business in the normal, usual and regular manner (in that regard, Seller agrees that it shall not (i) sell, transfer, or otherwise dispose

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                              of, or enter into any agreement to sell, transfer,
                              or otherwise dispose of, any of the Assets, except in the ordinary course of business, (ii) incur, create or become obligated with respect to any liabilities, contracts or obligations outside the ordinary course of its business, or (iii) become obligated under any agreement to purchase or supply goods or services other than agreements that are not material and are entered into in the ordinary course of its business);

                         b. Preserve the Business and the Goodwill of the customers and suppliers of the Business and others having relations with Seller; and

                         c.   Give Purchaser and its duly designated
                              representatives reasonable access during normal business hours to Seller's premises and the books and records of the Business, and furnish to Purchaser such data and information pertaining to Seller's Business as Purchaser from time to time reasonably may request. The obligation of Seller to furnish to Purchaser such data and information pertaining to Seller's Business as Purchaser from time to time reasonably may request shall survive Closing.

                  11. Conditions to Closing. The obligations of Purchaser to close hereunder are subject, at the option of Purchaser, to the following conditions:

                         a. All of the terms, covenants and conditions to be complied with or performed by Seller under this Agreement on or before the Closing shall have been complied with or performed in all material respects.

                         b. All representations or warranties of Seller herein are true in all material respects as of the Closing Date and Purchaser shall have completed its due diligence investigation.

                         c. On the Closing Date, there shall be no liens or encumbrances against the Assets, except as may be provided for herein.

                         d. The terms of this Agreement and the transaction described herein have been in all respects approved by Purchaser's Managers.

                         e. The execution and/or delivery of the following documents by Seller and/or Professional Work Care Danbury, P.C., which shall be substantially in the form of Exhibit O attached hereto.

                              i.   Management and License Agreement;

                              ii.  Stock Transfer Option;

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                            iii.   Escrow Agreement;

                              iv.  Stock Power;

                              v.   Stock Certificate(s) of all outstanding
                                   shares in Professional Work Care Danbury,
                                   P.C.; and

                              vi. all other documentation necessary to organize Professional Work Care Danbury, P.C.


                  The obligations of Seller to close hereunder are subject, at the option of Seller, to the following conditions:

                         a. All of the terms, covenants and conditions to be complied with or performed by Purchaser under this Agreement on or before the Closing shall have been complied with or performed in all material respects.

                         b. All representations or warranties of Purchaser herein are true in all material respects as of the Closing Date.

                         c. The formation at Purchaser's sole cost and expense of Professional Work Care Danbury, P.C. and the execution and/or delivery of the following documents by Purchaser, which shall be substantially in the form of Exhibit O attached hereto:

                              i.   Management and License Agreement;

                              ii.  Stock Transfer Option;

                              iii. Escrow Agreement;

                              iv. true and complete copy of Certificate of Incorporation of Professional Work Care Danbury, P.C.; and

                              v.   all documentation necessary to organize
                                   Professional Work Care Danbury, P.C.

                  12. Indemnification. Each party hereto shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, incurred or required to be paid by such other parties by reason of any breach or failure of observance or performance of any representation, warranty or covenant or other provision of this Agreement by such party.

                  13.      [Intentionally Deleted]

                  14. Covenant Not To Compete. Seller and the Shareholder shall deliver to Purchaser at Closing an agreement, in the form attached hereto as Exhibit H.

                  15. Brokerage. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive


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any brokerage commission, finder's fee or similar compensation in connection with this Agreement or the transactions contemplated hereby. Each party hereto shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage or expense including reasonable attorneys' fees, incurred or required to be paid by such other parties by reason of any breach or failure of observance of this Article 15.

                  16. The Shareholder. Shareholder hereby confirms all of the representations and warranties of Seller set forth herein, and agrees to indemnify and hold Purchaser harmless from and against any misrepresentation or breach of any warranty by Seller, or any breach or failure by Seller to comply with any term, covenant or condition of this Agreement as fully as if Shareholder was the Seller herein. Shareholder represents and warrants that he is the only shareholder of Seller, and that he has full power and authority to carry out and perform his undertakings and obligations as provided herein. Shareholder agrees as aforesaid to induce Purchaser to enter into this Agreement.

                  17. Arbitration. Any dispute or controversy arising among the parties hereto regarding any term, covenant or condition of this Agreement or the breach thereof shall, upon written demand of any party hereto, be submitted to and determined by arbitration before the American Arbitration Association ("Association"), in Connecticut, by a panel of three (3) arbitrators, in accordance with the rules of the Association then in effect. Any award rendered shall be made by means of a written opinion explaining the arbitrators' reasons for the award. The arbitrators may not amend or vary any provision of this Agreement. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction, which court shall have the power to review such award for compliance with this Agreement.

                  18. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder. Notices shall be deemed effective on the date received or refused by the addressee. Copies of all such notices, demands and other communications simultaneously shall be given in the aforesaid manner to Seller's attorneys, Chipman, Mazzucco, Land & Pennarola, LLC,
Attention: David Chipman, Esq., at 30 Main Street, Danbury, Connecticut 06810, and to Purchaser's attorneys, Gould & Wilkie, Attention: Andrew W. Bank, Esq. at One Chase Manhattan Plaza, New York, New York 10005. The respective attorneys for the parties hereby are authorized to give any notice required or permitted hereunder and to agree to adjournments of the Closing.

                  19.      [Intentionally Deleted]

                  20. Survival. The representations, warranties and covenants contained herein or in any document, instrument, certificate, exhibit or schedule furnished in connection herewith shall survive the delivery of the Bill of Sale and shall continue in full force and effect after the Closing, except to the extent waived in writing.

                  21. Further Assurances. In connection with the transactions contemplated by this Agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this Agreement.

                  22. Changes Must Be In Writing. No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other


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right. This Agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular, unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  23. Captions and Exhibits. The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement. The Exhibits annexed to this Agreement are an integral part of this Agreement, and where there is any reference to this Agreement it shall be deemed to include said Exhibits.

                  24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  25. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  26. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                  27. Partial Invalidity. If any provision of this Agreement or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                  28. Publicity. The parties agree to keep the terms of the transaction described herein strictly confidential and shall not disclose such information to any third parties whatsoever, other than to legal counsel, accountants, or other financial advisors or as may be required by law, without in each case securing the prior written consent of the other parties.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                                       BUSINESS HEALTHCARE,
                                              a professional corporation



By:___________________________            By:__________________________________
   Name:  Emily Selleck                      Name:  Nathaniel Selleck, M.D.
   Title:  Secretary                         Title:  President



- - ------------------------------               ----------------------------------
Witness                                      Nathaniel Selleck, M.D.



ATTEST:                                     PROFESSIONAL WORK CARE, L.L.C.



______________________________           By:_________________________________
   Witness                                  Name:  Hunter Giroux
                                                   Manager

STATE OF                   )
                           )SS.:
COUNTY OF         )

                  On the   day of April, 1996, before me personally came
                       to me known, who, being by me duly sworn did depose
and say that he resides at                      he is the
of BUSINESS HEALTHCARE, a professional corporation the professional corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                       -----------------------------------

STATE OF                   )
                           )SS.:
COUNTY OF         )

                  On the   day of April, 1996, before me personally came
                           to me known, who, being by me duly sworn did depose
and say that he resides at                      he is a Manager
of PROFESSIONAL WORK CARE, L.L.C., a New York limited liability company and that he has authority to sign the foregoing instrument, and acknowledged that he executed the same as the act and deed of said limited liability company.


                                       -----------------------------------


STATE OF                   )
                           )SS.:
COUNTY OF         )

                  Be it remembered that on this day of April, 1996, before me, the subscriber, a notary public authorized to take acknowledgments and proof in said County and State, personally appeared NATHANIEL SELLECK, M.D., who I am satisfied is the individual named in and who executed the within Agreement of Sale, and he acknowledged that he signed, sealed and delivered said Agreement of Sale as his act and deed for the uses and purposes therein expressed.

                                      ------------------------------------